Exhibit 99.2

CEDAR SHOPPING CENTERS, INC. Development Pipeline Status August 2008

			Estimated											Estimated
			Total	Cash										NOI at
		Owner	Project	Investment	Balance to	Estimated Delivery		Land						100%
		ship	Cost	To-Date	Completion	Dates		Area	GLA	Leasing Status		Principal Tenants		Occupancy
Property		%	(in Millions)			Anchor(s)	Balance	Acres	Sq. Ft.	% Signed	% LOI	Tenant	Sq. Ft.	(in Millions)	Est. Yield (1)	Discussion

Operating Properties Under Redevelopment:
Carbondale Plaza	Carbondale, PA	100%	$10.1	$7.7	$2.4	1st half ’09	1st half ’09	14.8	131,000	88%	12%	Weis Markets	53,000	$1.4	13.6% - 14.1%	Construction of new CVS store (formerly in-line); development of outparcel
												CVS	13,200

Halifax Plaza (Expansion)	Halifax, PA	100%	$11.9	$2.6	$9.3	2nd half ’09	1st half ’10	13.5	147,000	10%	37%	Supermarket	55,000	$1.1	8.6% - 9.1%	This represents only costs of land purchase for ground-up development of new supermarket, ancillary in-line retail and outparcels adjacent to existing center and moving drug store to new off-premises site. It does not include cost of back-filling the original supermarket.

Huntingdon Plaza	Huntingdon, PA	100%	$8.1	$6.2	$1.9	2nd half ’09	1st half ’10	16.7	147,000	47%	0%	Peebles	22,000	$0.7	8.8% - 9.3%	Backfilling former Ames and Bi-Lo stores; new outparcel
												VixMax Holdings	8,000
												dba Sears Dealer

Lake Raystown Plaza	Huntingdon, PA	100%	$20.9	$16.1	$4.8	2nd half ’09	1st half ’10	15.5	146,000	63%	0%	Giant Food Stores	62,000	$1.8	8.4% - 8.9%	This represents total of land acquisition for ground-up development of new supermarket (completed in 2nd half ’06); purchase cost of original center; backfilling former store and construction of additional retail; and potential lodging development/sale and outparcels.

Newport Plaza	Newport, PA	100%	$8.4	$6.7	$1.6	1st half ’09	2nd half ’09	16.4	92,000	15%	85%	Giant Food Stores	64,000	$0.9	10.5% - 11.0%	Ground-up expansion of existing supermarket by 25,000 sq. ft. ancillary in-line retail and outparcel. This includes purchase price of the original center.

The Shops at Suffolk Downs	Revere, MA	100%	$9.0	$4.8	$4.2	1st half ’09	2nd half ’09	6.5	114,000	40%	6%	Stop & Shop	70,000	$0.5	5.0% - 5.5%	This represents costs only for completing construction of in-line store next to new Stop & Shop (owned) and Target (non-owned) and ground-up development of new separate multi-tenant 36,000 sq.ft. retail building. It does not include purchase price for the Stop & Shop premises.
												Sleepy’s	7,800
												Famous Footwear	6,500

Total Operating Properties — Redevelopment			$68.3	$44.1	$24.2			83.3	777,000	45%(2)	20% (2)		361,500	$6.4	9.7% - 10.2% (2)

Ground-Up Development Properties:
Blue Mountain Commons	Harrisburg, PA	100%	$34.9	$22.5	$12.3	1st half ’09	1st half ’10	34.0	130,000	77%	15%	Giant Food Stores	97,700	$3.1	8.5% - 9.0%	Ground-up development of new large prototype supermarket, bank and food service outparcels and fuel service facility; development/sale/ground lease of back 12 acres

Northside Commons	Cambelltown, PA	100%	$12.9	$3.9	$9.0	2nd half ’09	1st half ’10	15.9	82,000	59%	17%	Redner’s	48,000	$0.8	5.9% - 6.4%	Ground-up development of new supermarket ancillary in-line retail and outparcel(s)

Halifax Commons	Halifax, PA	100%	$4.6	$0.9	$3.7	1st half ’09	2nd half ’09	4.4	23,000	63%	9%	Rite-Aid	15,000	$0.4	9.0% - 9.5%	Development of new small multi-tenant property anchored by drug store moved from Halifax Plaza

CVS at Naugatuck	Naugatuck, CT	100%	$2.0	$1.1	$1.0	2nd half ’08	1st half ’09	1.4	13,000	100%	NA	CVS	13,224	$0.3	12.5% - 13.0%	Ground-up development of new CVS free-standing store

Old Orchard Market	Roanoke, VA	80%	$9.0	$0.1	$8.9	2nd half ’09	1st half ’10	16.0	60,000	58%	15%	Food Lion	35,000	$0.8	8.7% - 9.2%	Ground-up development of supermarket ancillary in-line retail and outparcels

Crossroads II	Stroudsburg, PA	60%	$36.9	$20.6	$16.3	1st half '10	2nd half '10	18.2	133,000	62%	12%	Giant Food Stores	76,000	$2.9	7.6% - 8.1%	Ground-up joint venture development of new supermarket, in-line retail and outparcel(s)

Upland Square	Pottstown, PA	60%	$96.7	$41.4	$55.3	2nd half ’09	1st half ’10	112.9	551,000	44%	22%	Target	135,000	$8.1	8.1% - 8.6%	Ground-up joint venture development of "big box" center
												Giant Food Stores	76,000
												Best Buy	30,000
												Staples	18,000
												PetCo	14,000

Total Ground-Up Development Properties			$197.0	$90.6	$106.4			202.8	992,000	54% (2)	18% (2)		525,924	$16.4	8.1% - 8.6% (2)

Total Redevelopment & Ground-Up			$265.3	$134.7	$130.6			286.1	1,769,000	50% (2)	19% (2)		887,424	$22.8

The above chart does not include certain development properties previously listed on the Company’s website/PowerPoint, including, without limitation the Shore Mall property (Egg Harbor Township, NJ), Trexlertown Plaza (Magungie Townships, PA), Faxon Lumber Site (Williamsport, PA), Trindle Plaza (Carlisle, PA). While development of these properties is being actively pursued, the plans for these properties are not yet sufficiently determined for status reporting purposes.

(1)	Estimated Yield is the estimated initial NOI on a cash basis at full occupancy divided by the estimated total project cost. Estimated cash NOI, constituting a forward-looking measure, does not include certain GAAP (non-cash) revenue measures, such as straight-line rents and amortization of intangible lease liabilities, the amounts of which are not determinable in the absence of executed leases with tenants in-place and paying rent. Management believes such measures would be generally immaterial.

(2)	Weighted average.